UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2013
____________________
RAPTOR PHARMACEUTICAL CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25571 (Commission File Number)	86-0883978 (IRS Employer Identification Number)

5 Hamilton Landing, Suite 160
Novato, California 94949
 (Address of principal executive offices, including Zip Code)
Registrant's telephone number, including area code: (415) 408-6200
9 Commercial Blvd., Suite 200
Novato, California 94949
(Former address if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
      As previously reported, on April 30, 2012, Raptor Pharmaceutical Corp., a Delaware corporation (the "Company"), entered into a Sales Agreement (the "Original Sales Agreement") with Cowen and Company, LLC ("Cowen") to sell shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), with aggregate gross sales proceeds of up to $40,000,000.  The issuances and sales under the Original Sales Agreement were made pursuant to the Company's shelf registration statement on Form S-3 (File No. 333-179215) (the "Registration Statement") and a prospectus supplement dated April 30, 2012 (the "Prospectus Supplement"), each of which were filed with the Securities and Exchange Commission (the "SEC").  As of July 2, 2013, the Company had offered and sold shares of Common Stock with an aggregate offering price of $38,342,452.34 pursuant to the Original Sales Agreement.
      On July 3, 2013, the Company and Cowen entered into an Amended and Restated Sales Agreement (the "Amended and Restated Sales Agreement") to increase the aggregate gross sales proceeds that may be raised to $100,000,000 (including the $38,342,452.34 previously sold pursuant to the Original Sales Agreement).  In connection with the offer and sale of Common Stock pursuant to the Amended and Restated Sales Agreement, the Company filed an amendment to the Prospectus Supplement, dated July 3, 2013, with the SEC.
      Under the Amended and Restated Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made.  Subject to the terms and conditions of the Amended and Restated Sales Agreement, Cowen may sell the shares by methods deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made through The Nasdaq Global Market, on any other existing trading market for the common stock or to or through a market maker.  In addition, if expressly authorized by the Company, Cowen may also sell shares in privately negotiated transactions.  Cowen will use commercially reasonable efforts in conducting such sales activities consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Stock Market, Inc.  The Amended and Restated Sales Agreement may be terminated by the Company upon prior notice to Cowen or by Cowen upon prior notice to the Company, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.
      The Amended and Restated Sales Agreement further provides that Cowen will be entitled to compensation for its services in an amount equal to 3.0% of the gross proceeds from the sales of shares sold through Cowen under the Amended and Restated Sales Agreement.  The Company has no obligation to sell any shares under the Amended and Restated Sales Agreement, and may at any time suspend solicitation and offers under the Amended and Restated Sales Agreement.  The Company has agreed in the Amended and Restated Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act.
      The foregoing description of the Amended and Restated Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
      The legal opinion of Latham & Watkins LLP relating to the shares of Common Stock being sold pursuant to the Amended and Restated Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Exhibit Description
1.1	Amended and Restated Sales Agreement, dated as of July 3, 2013, between Raptor Pharmaceutical Corp. and Cowen and Company, LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	RAPTOR PHARMACEUTICAL CORP.

By:             /s/ Christopher M. Starr, Ph.D.
Name:  Christopher M. Starr, Ph.D.
Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description
1.1	Amended and Restated Sales Agreement, dated as of July 3, 2013, between Raptor Pharmaceutical Corp. and Cowen and Company, LLC.
5.1	Opinion of Latham & Watkins LLP.
23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).